As filed with the United States Securities and Exchange Commission on February 2, 2021 under the Securities Act of 1933, as amended.
No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Kernel Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1567976 (I.R.S. Employer Identification No.)
2 Rousseau Street
San Francisco, California 94112
(415) 404-6356
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark Gross
Chief Executive Officer
2 Rousseau Street
San Francisco, California 94112
(415) 404-6356
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Marshall P. Shaffer Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252105
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	1,725,000 units	$10.00	$17,250,000	$1,882
Class A ordinary shares included as part of the units(3)	1,725,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	862,500 warrants	—	—	—(4)
Total			$17,250,000	$1,882(5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-252105).

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252105), which was declared effective by the Securities and Exchange Commission on February 2, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $17,250,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-1 is being filed with respect to the registration of 1,725,000 additional units of Kernel Group Holdings, Inc., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-252105) (the “Prior Registration Statement”), initially filed by the Registrant on January 14, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 2, 2021. The required opinions of counsel and related consents and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.	Exhibits and Financial Statement Schedules.
(a)
Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-252105) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX
Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page to Registrant’s Prior Registration Statement (File No. 333-252105) filed on January 14, 2021.
II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of February, 2021.
KERNEL GROUP HOLDINGS, INC.

By:	/s/ Mark Gross
Name:	Mark Gross
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/ Mark Gross	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2021
Mark Gross

/s/ Rakesh Tondon	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2021
Rakesh Tondon
II-2